UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2022

Monster Beverage Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-18761	47-1809393
(Commission File Number)	(IRS Employer Identification No.)

1 Monster Way

Corona, California 92879
(Address of principal executive offices and zip code)

(951) 739 - 6200
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MNST	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Monster Beverage Corporation (the “Company”), was held on June 14, 2022, at which the following matters were submitted to a vote of the stockholders. For more information on the following proposals, see the Proxy Statement.

Proposal No. 1. To elect ten directors of the Company to serve until the 2023 annual meeting of stockholders.

In accordance with the results below, the following individuals were re-elected as directors of the Company and received the number of votes set opposite their respective names.

Director	Votes For	Votes Withheld	Broker Non-Votes
Rodney C. Sacks	437,566,443	29,909,496	11,675,223
Hilton H. Schlosberg	457,802,648	9,673,291	11,675,223
Mark J. Hall	460,184,791	7,291,148	11,675,223
Ana Demel	441,557,802	25,918,137	11,675,223
James L. Dinkins	464,652,348	2,823,591	11,675,223
Gary P. Fayard	457,543,979	9,931,960	11,675,223
Tiffany M. Hall	466,948,779	527,160	11,675,223
Jeanne P. Jackson	464,400,751	3,075,188	11,675,223
Steven G. Pizula	453,391,910	14,084,029	11,675,223
Mark S. Vidergauz	430,524,094	36,951,845	11,675,223

Proposal No. 2. To ratify the appointment of Deloitte & Touche LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2022.

In accordance with the results below, the appointment of Deloitte & Touche LLP was ratified and approved.

Votes For	Votes Against	Abstentions
459,527,480	19,523,570	100,112

Proposal No. 3. To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers.

In accordance with the results below, the compensation of the Company’s named executive officers was approved on a non-binding, advisory basis.

Votes For	Votes Against	Abstentions	Broker Non-Votes
442,355,426	24,709,800	410,713	11,675,223

Proposal No. 4. To consider the stockholder proposal regarding a report on the Company’s plans to reduce greenhouse gas emissions.

In accordance with the results below, the stockholder proposal regarding a report on the Company’s plans to reduce greenhouse gas emissions was not approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
205,974,698	260,112,115	1,389,126	11,675,223

Item 8.01. Other Events.

On June 14, 2022, the Company issued a press release announcing that its Board of Directors authorized a new repurchase program for the repurchase of up to an additional $500.0 million of the Company’s outstanding shares of common stock. As of June 14, 2022, approximately $157.4 million remained available for repurchase under the Company’s previously authorized repurchase program. The Company expects to make the share repurchases from time to time in the open market, through privately-negotiated transactions, by block-purchase or through other transactions managed by broker-dealers, or otherwise, subject to applicable laws, regulations and approvals. The timing of the share repurchases will depend on a variety of factors, including market conditions, and the share repurchases may be suspended or discontinued at any time.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1     Press Release dated June 14, 2022.

Exhibit 104      The cover page from this Current Report on Form 8-K, formatted in iXBRL (Inline eXtensible Business Reporting Language).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monster Beverage Corporation

Date: June 15, 2022	/s/ Hilton H. Schlosberg
Hilton H. Schlosberg
Vice Chairman of the Board of Directors and
Co-Chief Executive Officer